UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2005

         Meridian Healthcare Growth and Income Fund Limited Partnership
        ----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                        000-17596             52-1549486
    --------------                    ------------          -------------
 (State or Other Juris-               (Commission           (IRS Employer
diction of Incorporation              File Number)        Identification No.)


 300 East Lombard Street - Suite 1200, Baltimore, Maryland         21202
------------------------------------------------------------     ---------
       (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (410) 727-4083

                                       N/A
           ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

     Effective September 2, 2005, Meridian Healthcare Growth and Income Fund Limited Partnership (the "Fund") completed the sale of its seven skilled nursing facilities to FC Properties VI, LLC, an unaffiliated third party, pursuant to the terms and conditions of an Asset Purchase Agreement dated February 11, 2005. A copy of the Asset Purchase Agreement was previously included as an exhibit to the Fund's Current Report on Form 8-K filed on February 16, 2005.

     The aggregate purchase price pursuant to the Asset Purchase was $50,000,000 plus an amount equal to the Fund's Net Working Capital, as defined in the Asset Purchase Agreement. Following the determination of the Net Working Capital and the resolution of certain prorations, as described in the Asset Purchase Agreement, the General Partners will commence the dissolution and liquidation of the Fund and the distribution of the net sales proceeds to the limited partners, which the General Partners anticipate will occur before the end of the year.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MERIDIAN HEALTHCARE GROWTH AND INCOME FUND
                                  LIMITED PARTNERSHIP



Date:  September 6, 2005          By: ____/s/ Timothy M. Gisriel
                                   Timothy M. Gisriel
                                   Treasurer
                                   Brown-Healthcare, Inc.
                                   Administrative General Partner